UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 6, 2006

     Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	000-51907	20-1734180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Washington Street, Greenville, South Carolina       29601
     (Address of principal executive offices)                        (Zip Code)

Registrant's telphone number, including area code:  (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.   Material Impairments

        On September 6, 2006 we determined it necessary to record an additional provision for loan losses of approximately $400,000 as an impairment charge based on recent developments concerning an existing credit relationship. This additional charge will be reflected in our operating results for the third fiscal quarter. The after tax impact on operations is expected to be approximately $300,000, or $0.14 per share. After the impairment charge, we will continue to be "well-capitalized" under regulatory capital requirements.

        The provision relates to an aggregate principal balance of approximately $895,000 on three commercial loans, to one borrower, which have become impaired. We were informed by the borrower that it will be unable to meet the repayment terms of the loans due to severe deterioration in the financial condition of its business causing the borrower to cease operation. Prior to this event, these loans had performed in accordance with repayment terms, and financial information had been provided in accordance with loan covenants indicating no material adverse change in the financial condition of the borrower. Based on an initial review of the documentation supporting these loans, including collateral and borrower financial information, we have downgraded the classification of these loans. Since these impairments were recently discovered, we are continuing to evaluate the financial condition of the borrower and the value of the collateral. The impairment charge is based on the information currently available and may change as new information is received.

        We intend to evaluate possible courses of action to mitigate the ultimate loss from this relationship. To date, we have not incurred any material out-of-pocket expenditures, including legal fees, in connection with the resolution of the relationship described above. The actual amount of such expenditures in the future could vary, depending on the length of time and number of hours of professional assistance required to resolve this matter.

        We regularly review the allowance for loan losses at the end of each month to determine the adequacy of the allowance. The charge described above will be in addition to any other provision that may be required pursuant to this regular monthly review. Moreover, no assurance can be given that additional impairment charges may not be required on the impaired loans.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

By: /s/ Lawrence R. Miller Name: Lawrence R. Miller Title: Chief Executive Officer

Dated:  September 8, 2006

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